THE UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2005

MORTGAGEIT SECURITIES CORP. (as depositor under a Series 2005-3 Indenture dated as of June 28, 2005, providing for, inter alia, the issuance of Mortgage-Backed Notes, Series 2005-3)

MortgageIT Securities Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	333-119686	56-2483326
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Maiden Lane New York, New York		10038
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 651-7700.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Description of the Mortgage Pool

MortgageIT Securities Corp. (the “Registrant”) plans a series of notes, entitled MortgageIT Trust 2005-3, Mortgage-Backed Notes, Series 2005-3 (the “Certificates”), to be issued pursuant to an indenture, dated as of June 28, 2005.

Collateral Term Sheets

Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” or the “Underwriter”) has advised the Registrant that it has furnished to certain prospective purchasers of Certificates certain materials, herein referred to as “Collateral Term Sheets”, in written form, which Collateral Term Sheets are in the nature of data tables and term sheet information relating to the Mortgage Loans or other assets of the related trust fund.

The Collateral Term Sheets have been provided by the Underwriters. The Collateral Term Sheets were prepared by the Underwriter at the request of certain prospective investors. The Collateral Term Sheets may be based on information that differs from the information set forth in the prospectus supplement.

Item 9.01.	Financial Statements and Exhibits
	(a)	Not applicable
	(b)	Not applicable
	(c)	Exhibits
Exhibit No.		Description
99.1		Collateral Term Sheets (as defined in Item 8.01) that have been provided by Merrill Lynch to certain prospective purchasers of MortgageIT Trust 2005-3, Mortgage-Backed Notes, Series 2005-3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORTGAGEIT SECURITIES CORP.

By:	/s/ John R. Cuti
Name:	John R. Cuti
Title:	General Counsel and Secretary

Dated: June 20, 2005

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
99.1	Collateral Term Sheets (as defined in Item 8.01) that have been provided by Merrill Lynch to certain prospective purchasers of MortgageIT Trust 2005-3, Mortgage-Backed Notes, Series 2005-3.	P

EXHIBIT 99.1

FILED BY PAPER